Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 14, 2014, relating to the consolidated financial statements of MidSouth Bank appearing in the Current Report on Form 8-K of Franklin Financial Network, Inc. dated December 16, 2015, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ MAGGART & ASSOCIATES, P.C.

Nashville, Tennessee

December 23, 2015